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                                                                   EXHIBIT 10.34


                     MAC FRUGAL'S BARGAINS * CLOSE-OUTS INC.

                  (FORMERLY KNOWN AS PIC 'N' SAVE CORPORATION)

                  AMENDMENT NO. 3 TO 1990 EMPLOYEE STOCK INCENTIVE PLAN

                  This Amendment to the 1990 Employee Stock Incentive Plan (the "Plan") of Mac Frugal's Bargains * Close-outs Inc., a Delaware corporation (formerly known as Pic 'N' Save Corporation) (the "Company"), is made as of this 21st day of April, 1993. Capitalized terms used herein shall have the same meaning as ascribed to such term in the Plan, unless otherwise defined herein.

                  1. Section 3 of the Plan is hereby amended to read in its entirety as follows:

                  "3. Common Shares Subject to Plan. The maximum number of Common Shares set aside and reserved for issuance under this Plan, in the aggregate is 3,200,000, subject to adjustment as provided in Section 12 hereof. Such maximum number includes the number of Common Shares subject to the portion of any Employee Option granted under this Plan that is surrendered in connection with the exercise of any Stock Appreciation Right granted in connection therewith, but does not include the number of Common Shares subject to the unexercised portion of any options granted under this Plan that are reacquired by the Company."

                  2. Except as set forth herein, the Plan is hereby ratified and confirmed in all respects.